SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  July 31, 2000




                   JMB INCOME PROPERTIES, LTD. - VII
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-9555                  36-2999384
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------

                             WESTDALE MALL

                          Cedar Rapids, Iowa
                          ------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  JMB Income Properties, Ltd.
- VII (the "Partnership"), an Illinois limited partnership, was a 64.7% partner with an unaffiliated venture partner, Rouse-Westdale, LLC, a Maryland limited liability company (the "Venture Partner") in Westdale Associates ("Westdale Associates"), an Illinois limited partnership, which owns a shopping center located in Cedar Rapids, Iowa commonly known as the Westdale Mall (the "Property").

     The Partnership began negotiations with the Venture Partner to sell its interest in the venture in the second quarter of 2000. On July 31, 2000, the Partnership sold its interest in the Westdale Mall to the Venture Partner for $2,000,000 in cash, subject to closing costs, broker commissions and prorations. This amount approximates the sales proceeds the Partnership would have received if the Property had been sold for a price of approximately $30,700,000 and the existing debt of approximately $22,800,000 and a ground lease obligation of approximately $5,900,000 had been paid. Though nominally a 64.7% partner in Westdale Associates, preference levels under the Partnership Agreement provide that 100% of the net proceeds would have been distributed to the Partnership at a deemed selling price of $30,700,000. The Partnership received cash proceeds from this sale of approximately $1,612,000 (after closing costs and broker commissions, but before prorations of approximately $240,000). The Property was approximately 87% occupied at the date of sale. The Partnership has no liability for any representations, warranties or covenants in connection with the sale of its interest in Westdale Associates. The Property was classified as held for sale as of April 1, 2000, and therefore, has not been subject to continued depreciation as of that date for financial reporting purposes. The Partnership expects to recognize a gain on sale of approximately $10,100,000 and $8,500,000 for financial reporting and Federal income tax purposes, respectively, in 2000.

     The Partnership Agreement provides that the General Partners, subject to certain limitations, shall receive as a distribution from the sale of a real property by the Partnership an amount equal to 3% of the selling price, and that the remaining proceeds (net after expenses and retained working capital) be distributed 85% to the Limited Partners and 15% to the General Partners. However, the Limited Partners shall receive 100% of such net sale proceeds until the Limited Partners (i) have received cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership and (ii) have received cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously distributed, equal a 6% annual return on the Limited Partners' average capital investment for each year (their initial capital investment as reduced by sale or refinancing proceeds previously distributed) commencing with the fourth fiscal quarter of 1980. Two-thirds of the 3% distribution to the General Partners discussed above is further subordinated to the Limited Partners receiving out of sales proceeds an amount equal to 110% of their initial capital investment in the Partnership. The Limited Partners have received cash distributions that satisfied the requirements in (i) and (ii) above. Also, the Limited Partners have received an amount equal to 110% of their initial capital investment which was satisfied by the August 1993 cash distribution. Therefore, the proceeds from the sale of the Partnership's interest in the Property will be distributed first to the General Partners in an amount equal to 3% (approximately $920,000) of the deemed selling price of $30,700,000, and then the remaining proceeds (net after expenses and retained working capital) will be distributed 85% to the Limited Partners and 15% to the General Partners.

     Due to the sale of the Partnership's interest in its last remaining investment property, the affairs of the Partnership are expected to be wound up as soon as practicable, which is currently expected to be no later than December 31, 2000, barring unforseen developments. However, there can be no assurance that this will occur.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements. Not Applicable

     (b)   Proforma financial information - Narrative

     As a result of the sale of the Partnership's interest, after July 31, 2000, there will be no further rental income, interest income, mortgage and other interest, depreciation, property operating expenses, amortization of deferred expenses or venture partner's share of venture's operations recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1999) were approximately $8,560,000, $64,000, $2,374,000, $5,516,000, $4,372,000, $150,000 and $1,337,000, respectively.
For the six months ended June 30, 2000, the Partnership's consolidated financial statements reflected rental income, interest income, mortgage and other interest, depreciation, property operating expenses, amortization of deferred expenses and venture partner's share of venture's operations of approximately $3,596,000, $38,000, $1,146,000, $461,000, $2,198,000,
$73,000, and $86,000, respectively. Also, as a result of the sale of the Partnership's interest, there will be no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at June 30, 2000, consisted of cash and other current assets of approximately $1,714,000, investment property held for sale or disposition of approximately $8,838,000, deferred expenses of approximately $768,000, accrued rents receivable of approximately $856,000, venture partner's deficit in venture of approximately $684,000, current liabilities of approximately $2,541,000, long-term debt, less current portion, of approximately $18,780,000 and tenant security deposits of approximately $26,000. The Partnership's future operations are expected to consist primarily of interest income and administrative expenses until the Partnership's winding up and termination as the property was the Partnership's last remaining investment property.

     (c)   Exhibits

     10.1 Partnership Interest Purchase Agreement between JMB Income Properties, Ltd. - VII and Rouse-Westdale, LLC, a Maryland limited liability company dated July 31, 2000.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB INCOME PROPERTIES, LTD. - VII

                      BY:   JMB Realty Corporation
                            (Managing General Partner)


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer




Date:  August 11, 2000